UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2017

CNX Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 28, 2017 (the “Distribution Date”), CNX Resources Corporation, formerly known as CONSOL Energy Inc. (the “Company”) completed the previously announced separation of its business into two independent, publicly traded companies, a coal company, CONSOL Energy Inc., formerly known as CONSOL Mining Corporation (“CoalCo”) and the Company, which will retain the natural gas exploration and production (E&P) business (the “Separation”). Following the Separation, CoalCo and its subsidiaries hold coal assets previously held by the Company, including its Pennsylvania Mining Complex, Baltimore Marine Terminal, its direct and indirect ownership interest in CONSOL Coal Resources LP, formerly known as CNXC Coal Resources LP and other related coal assets previously held by the Company.

On the Distribution Date, the Company distributed all of the outstanding shares of CoalCo common stock to the Company’s stockholders (the “Distribution”). The Company’s stockholders of record as of the close of business on November 15, 2017 (the “Record Date”) received one share of CoalCo common stock for every eight shares of the Company’s common stock held as of the Record Date. The Company did not issue fractional shares of CoalCo common stock in the Distribution. Instead, fractional shares that the Company’s stockholders would have otherwise been entitled to receive were aggregated and are for sale in the public market by the distribution agent. The aggregate net cash proceeds of these sales will be distributed ratably to those stockholders who would otherwise have been entitled to receive a fractional share of CoalCo common stock, in accordance with the SDA (defined below).

Spin Agreements

On November 28, 2017, in connection with the Separation and the Distribution, the Company entered into several agreements with CoalCo that govern the relationship of the parties following the Distribution, including the following:

•	Separation and Distribution Agreement (“SDA”);

•	Transition Services Agreement (“TSA”);

•	Tax Matters Agreement (“TMA”);

•	Employee Matters Agreement (“EMA”);

•	Intellectual Property Matters Agreement (“IPMA”);

•	CNX Resources Corporation to CONSOL Energy Inc. Trademark License Agreement (“TLA 1”);

•	CONSOL Energy Inc. to CNX Resources Corporation Trademark License Agreement (“TLA 2”); and

•	First Amendment to Amended and Restated Omnibus Agreement (“Omnibus Amendment”).

Summaries of the material terms of the SDA, TSA, TMA, EMA and Omnibus Amendment may be found under the section entitled “Certain Relationships and Related Party Transactions” in that certain Information Statement of CoalCo, dated November 3, 2017 (the “Information Statement”), which is included as Exhibit 99.1 to this Current Report on Form 8-K, which summaries are incorporated herein by reference.

The following is a summary of the material terms of the IPMA, TLA1 and TLA2:

Pursuant to the terms of the IPMA, certain of the intellectual property rights of the Company not already owned by CoalCo or its direct or indirect subsidiaries (the “CoalCo Group”) prior to the Distribution, generally including those used primarily in the coal business, and the liabilities relating to, arising out of or resulting therefrom were transferred to the CoalCo Group. The IPMA also provides for cross-licensing rights to be afforded to each of the Company and CoalCo as it relates to the use of certain names and marks historically utilized by the other party.

To address the need to continue to utilize certain marks associated with each of the Company’s and CoalCo’s historic name usage, and in light of the renaming that was effected in connection with the Separation and Distribution (as described below), the parties entered into license agreements (TLA1 and TLA2), under which each company has granted to the other (and their respective subsidiaries as applicable) certain irrevocable, non-exclusive, worldwide, sublicensable (only in specified circumstances) and royalty-free licenses to certain trademarks and related intellectual property for use in the other’s existing businesses.

Under the terms of TLA1, the Company has granted CoalCo an evergreen renewable, royalty-free license for a period of one year to use the “CNX” name within certain defined parameters. Additionally, pursuant to the terms of TLA2 and subject to limited exceptions, the Company is not be permitted to use, or license others to use, the “CNX” name for a period of five years in the coal business.

Under the terms of TLA2, CoalCo has granted the Company an evergreen renewable, royalty-free license for a period of one year to use the “CONSOL” name within certain defined parameters. Additionally, pursuant to the terms of TLA2 and subject to limited exceptions, CoalCo is not be permitted to use, or license others to use, the “CONSOL” name for a period of five years in the natural gas business.

The foregoing descriptions of each of these agreements set forth under this Item 1.01, and in the summaries of such agreements in the Information Statement, are not complete and are subject to, and qualified in their entirety by reference to, the full text of the agreements, which are attached hereto as Exhibits 2.1, 2.2, 2.3, 2.4, 10.1, 10.2, 10.3 and 10.4 and are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As discussed above, on November 28, 2017, the Company completed the Separation and Distribution. The Company distributed approximately 28.0 million shares of CoalCo common stock in the Distribution. As a result of the Distribution, CoalCo is now an independent public company trading under the symbol “CEIX” on the New York Stock Exchange, and the Company continues to trade under the symbol “CNX” on the New York Stock Exchange.

On November 29, 2017, the Company issued a press release announcing the completion of the Separation and Distribution. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, upon the occurrence of the Separation and the Distribution, the conditional resignation submitted by James A. Brock with respect to his position as Executive Vice President and Chief Operating Officer – Coal of the Company became effective. Mr. Brock currently serves as Chief Executive Officer of CoalCo.

In addition and as previously disclosed, upon the occurrence of the Separation and the Distribution, the conditional resignations of Messrs. Alvin R. Carpenter, John T. Mills, Joseph P. Platt, William P. Powell and Edwin S. Roberson as directors of the Company were accepted. Each of the foregoing now serves on the Board of Directors of CoalCo, effective as of the Distribution. As a result, the Company’s Board of Directors currently consists of Messrs. J. Palmer Clarkson, William E. Davis, Nicholas J. DeIuliis, Bernard Lanigan, Jr. and William N. Thorndike, Jr., and Ms. Maureen E. Lally-Green. In connection with the resignations described above, the committees of the Company’s Board of Directors were reconstituted, effective as of the Distribution, as follows:

Audit Committee:

Bernard Lanigan, Jr. (chair)

William E. Davis

William N. Thorndike, Jr.

Compensation Committee:

William E. Davis (chair)

J. Palmer Clarkson

Maureen E. Lally-Green

William N. Thorndike, Jr.

Nominating and Corporate Governance Committee:

Maureen E. Lally-Green (chair)

J. Palmer Clarkson

Bernard Lanigan, Jr.

Health, Safety and Environmental Committee:

J. Palmer Clarkson (chair)

William E. Davis

Nicholas J. DeIuliis

Maureen E. Lally-Green

Bernard Lanigan, Jr.

William N. Thorndike, Jr.

The Finance and Investment Committee of the Company’s Board of Directors was disbanded and dissolved, given the reduction in the size of the Company’s Board of Directors.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

An amendment to the Company’s certificate of incorporation (the “Certificate of Amendment”) to change the name of the Company to CNX Resources Corporation became effective on November 28, 2017. The foregoing description of the Certificate of Amendment is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Certificate of Amendment, which is attached hereto as Exhibit 3.1.

Amended and restated bylaws (the “Amended and Restated Bylaws”) of the Company became effective on November 28, 2017, pursuant to which all references to “CONSOL Energy Inc.” in the existing bylaws were replaced with references to “CNX Resources Corporation”. The foregoing description of the Amended and Restated Bylaws is not complete and is subject to, and qualified in its entirety by reference to, the full text of the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.2 and incorporated herein by reference. A marked copy of the Company’s Amended and Restated Bylaws, showing the amendments that became effective on November 28, 2017, is attached hereto as Exhibit 3.3 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated balance sheet of the Company as of September 30, 2017, and the unaudited pro forma condensed consolidated statements of income of the Company for the nine months ended September 30, 2017, and each of the last three fiscal years ended December 31, 2016, in each case giving effect to the Separation and Distribution, are filed as Exhibit 99.3 to this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description of the Exhibit

2.1	Separation and Distribution Agreement, dated as of November 28, 2017, by and between the Company and CoalCo*

2.2	Tax Matters Agreement, dated as of November 28, 2017, by and between the Company and CoalCo*

2.3	Employee Matters Agreement, dated as of November 28, 2017, by and between the Company and CoalCo*

2.4	Intellectual Property Matters Agreement, dated as of November 28, 2017, by and between the Company and CoalCo*

3.1	Certificate of Amendment to the Restated Certificate of Incorporation of the Company

3.2	Amended and Restated Bylaws of the Company

3.3	Amended and Restated Bylaws of the Company (Marked Version)

10.1	Transition Services Agreement, dated as of November 28, 2017, by and between the Company and CoalCo

10.2	CNX Resources Corporation to CONSOL Energy Inc. Trademark License Agreement dated as of November 28, 2017, by and between the Company and CoalCo

10.3	CONSOL Energy Inc. to CNX Resources Corporation Trademark License Agreement, dated as of November 28, 2017, by and between the Company and CoalCo

10.4	First Amendment to Amended and Restated Omnibus Agreement, dated as of November 28, 2017, by and among the Company, CoalCo, CNX Coal Resources GP LLC, CNX Coal Resources LP and the other parties listed on Exhibit A attached thereto

99.1	Information Statement of CoalCo, dated November 3, 2017

99.2	Press Release of the Company, dated November 29, 2017

99.3	Unaudited Pro Forma Condensed Consolidated Financial Information

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNX Resources Corporation

By:	/s/ Stephen W. Johnson

Name:	Stephen W. Johnson

Title: Executive Vice President and Chief Administrative Officer

Dated: December 4, 2017